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                                                                    EXHIBIT 23.3





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of McKesson Corporation of our reports dated February 6, 1998, with respect to the consolidated financial statements of HBO & Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Form 8-K/A of McKesson Corporation, and to all references to our Firm, included in this Registration Statement.



                              ARTHUR ANDERSEN LLP

Atlanta, Georgia

November 19, 1998